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[SEAL]                 U.S. SMALL BUSINESS ADMINISTRATION
                              610-C BUTLER SQUARE
                             100 NORTH SIXTH STREET
                           MINNEAPOLIS, MN 55403-1563
                                 (612) 370-2324


                                                             CDC L837046 3001MN
                                                             ------------------
                                                                SBA Loan Number


                      AUTHORIZATION AND DEBENTURE GUARANTY
                         CERTIFIED DEVELOPMENT COMPANY
                                  504 PROGRAM


Twin Cities-Metro Certified Development Company
Suite 170, Arden Woods
4105 Lexington Avenue North
Arden Hills, MN 55126

The Small Business Administration (SBA) hereby authorizes and agrees to guaranty a Debenture in the amount of $433,000.00 in order to assist Paper Warehouse, Inc., 7630 Excelsior Blvd., St. Louis Park, MN, a Small Business Concern (SBC) pursuant to Section 504 of the Small Business Investment Act of 1958, as amended, subject to the following terms and conditions:

1.   This Authorization is subject to:

     a. The representations made in the application by the CDC and the SBC, including the supporting documents thereto, the conditions set forth herein and any other conditions which may be imposed by SBA not inconsistent with the Regulations and this Authorization.

     b. SBA's determination in its sole discretion, that there has been no unremedied adverse change in the financial or any other condition of CDC and SBC since date of application, which would warrant withholding or not making any such disbursement.

     c. CDC and SBC are required to furnish SBA Form 159, "Compensation Agreement for Services in Connection with Application and Debenture Guaranty".

     d. SBC to provide additional equity funds to cover additional project costs incurred as a result of overruns or unanticipated expenses in financing the project.

     e. SBC agrees that any and all outstanding obligations may be accelerated and payments called for by CDC and SBA if the SBC during the term of this loan effects a change of ownership or control of the business without the prior written consent of SBA.



SBA Form 1248 (10-81)

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     f.   Execution of all collateral documents required.

     g. In consideration of this agreement, in the event of default by the SBC on its promissory note to the CDC (assigned to SBA) and payment by SBA (under its guaranty) of the debenture issued by the CDC, to the holder of the debenture, SBA agrees that (except in cases of fraud, gross negligence, or payments held by the CDC) it will limit its recovery to foreclosure of the collateral securing the note of the SBC, and an action against such SBC for any deficiency. The CDC agrees that the amount due includes unpaid principal and accrued interest plus any prepayment penalty established by the debenture holder. A prepayment premium will be applicable during the first half of the stated term. A schedule of the dollar amount of the premium will be provided after the sale of the debenture.

     h. If, during the term of this guaranteed debenture, the SBC or its affiliates acquire, directly or indirectly, in excess of 10% ownership or interest in the CDC, this Debenture shall immediately become due and payable.

     i. Debenture closing and disbursement of proceeds must occur not later than twelve (12) months from the date of this Authorization, unless such time is extended, in writing, by SBA.

2.   Terms of Debenture:

     a. The debenture shall have a maturity of twenty years. The interest rate will be set at the date the debenture is sold. At that date the monthly principal and interest installment will be established over the life of the debenture.

     b. The CDC must inject $105,000.00 prior to any disbursement of this debenture, in the form of cash or kind, acceptable to SBA: if any of said funds are loaned, repayment terms must be for a term equal, at least, to the terms of this agreement, and be subordinate to the liens securing this loan. If any portion of said funds are borrowed, the CDC will supply to District Director copies of debt instruments. This CDC injection may not be repaid at a rate faster than SBA debenture herein authorized.

     c.   DEBENTURE PROCEEDS to be used approximately as follows:

          (1) Pay interim debt of approximately $420,000.00 due to Richfield Bank & Trust Co. which proceeds represent the final 40% of $1,050,000.00 which is the total 504 project cost. (Specific items of the 504 project cost are set below.)

                (a)   Purchase land and building                     $800,000.00

                (b)   Building renovation                            $238,902.00

                (c)   Pay eligible professional fees                   $5,000.00

                (d)   Pay overruns and interim financing
                      interest expense                                 $6,098.00

                TOTAL 504 PROJECT COST                             $1,050,000.00


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          (2)   Pay administrative expenses
                Net Debenture Proceeds (40% of total project costs)  $420,000.00

                (a)   .005 Reserve Deposit               $2,100.00

                (b)   .0025 Funding Fee                  $1,050.00

                (c)   .015 CDC Processing Fee            $6,300.00

                (d)   Legal Closing Costs (CDC)            $450.00

                TOTAL DEBENTURE AMOUNT                   $9,900.00
                (Net Debenture Proceeds plus # 1-4 divided by .99375 and rounded up to next thousand.)

                Underwriting Fee
                (.00625 X Total Debenture Amt)           $2,706.25

3.   Collateral:

     a. Promissory Note - 504 Program (SBA Form 1505, assigned to SBA) executed by SBC, evidencing CDC's loan to SBC of debenture proceeds in the amount of $433,000.00.

     b. Assignment of Real Estate Mortgage on real property located at 7630 Excelsior Blvd., St. Louis Park, MN executed by SBC to CDC in the amount of $433,000.00, subject to a prior mortgage executed by SBC to Richfield Bank & Trust Co., having an approximate unpaid balance of $525,000.00. In addition, SBC agrees to furnish to SBA each May and October evidence that the real estate taxes have been paid. Title insurance policy satisfactory to CDC and SBA to be obtained prior to sale of debenture. CDC to file Request for Notice pursuant to Minnesota Statute Section 580.032.

          At least four weeks prior to execution of documents evidencing this 504 loan, CDC and SBA shall be provided copies of any environmental analysis, testing, audit, report or checklist which has been required or will be obtained by the first mortgage lender. After review of this material, CDC or SBA may require, in their sole discretion:


          (1)   Additional environmental testing; and/or,

          (2) Certification or documentation from the SBC that any testing, clean-up or other action recommended in the environmental report has been or will be completed in compliance with the rules and regulations of the Minnesota Pollution Control Agency; and/or,

          (3) Certification or documentation from the SBC that the cost of any required testing, clean-up or other action will not have a material adverse affect on the financial stability of the SBC or prevent completion of the 504 project.


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        As evidence that the property is not located within a special hazard area subject to flooding, mudslides, erosions or earthquakes, the CDC may rely on a determination of flood zone or special hazard area status by the applicant's property and casualty insurance company, real estate appraiser, title insurance company, a local government agency or other authoritative source approved by SBA which would ordinarily have knowledge of the special hazard area status for the property being financed.

    c. The above Note to be executed by those corporate officers duly authorized by corporate board resolution.

    d. The above Real Estate Mortgage to be executed by those corporate officers duly authorized by corporate board resolution.

4.  Other provisions agreed to by the CDC/SBC.

    a. The CDC and SBC must enter into a loan agreement or contract evidencing the loan by CDC of debenture proceeds to SBC, said agreement to conform to provisions of Title 13, Code of Federal Regulations, Part 108 and the requirements of this Authorization and Debenture Guaranty. (See 504 Letter of Instructions)

    b. Interim financing for total 504 project costs, less the specified CDC injection, to be provided by Richfield Bank & Trust Co. and prior to issuance of the debenture, CDC and SBA must be satisfied that construction and/or equipment purchase/installation has been completed in accordance with final plans and specifications, that no unpaid labor or material liens exist, that 504 project costs have not exceeded $1,050,000.00, that there exists a small business concern with the ability to repay its obligation to the CDC and that such concern has not suffered a material adverse change since the date of this Authorization.

    c.  Execution of SBA Form 601.

    d. Prior to first disbursement, the Lender must be in receipt of evidence of the kind described below from an independent authoritative source which is sufficient to indicate to the Lender that the property is not in a special hazard area. If such evidence is not provided to the Lender, the borrower must obtain, and maintain, Federal Flood Insurance or other appropriate special hazard insurance in amounts and coverages equal to the lesser of (1) the insurable value of the property or (2) the maximum limit of coverage available. Evidence that required flood or special hazard insurance has been acquired may be in the form of proof of payment to any licensed insurance agent specifically relative to the required flood or hazard insurance or a copy of the required flood or hazard insurance policy which has been issued. Borrower will not be eligible for either any future disaster assistance or SBA business loan assistance if this flood or special hazard insurance is not maintained as stipulated herein throughout the entire term of this loan.

    e. Prior to closing, CDC shall be in possession of evidence that SBC is not subject to State hazardous waste generator laws or that SBC has filed a license application form with the Hennepin County Hazardous Waste Office.

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    f.  Guaranty on SBA Form 148 of Yale Dolginow.

    g. Collateral assignment of life insurance (existing or new) in favor of SBA on the life of Yale Dolginow in the approximate amount of $400,000.00. The insurance may be decreasing term or a permanent type of insurance. Assignment of life insurance shall be an absolute collateral assignment properly acknowledged by home office of insurer. SBA should NOT be named as beneficiary.

    h. SBC agrees that, prior to sale of debenture, CDC to be in receipt of evidence that Paper Warehouse, Inc. has injected not less than $105,000.00 into the business as equity capital, $105,000.00 of which was injected into this 504 project as required by paragraph B(2).

    i. SBC agrees that it will not authorize or issue additional shares of its capital stock or reclassify any of its outstanding shares of stock while this loan is outstanding without prior written approval from SBA.

    j. Prior to sale of debenture, SBA to be in receipt of a copy of the Articles of Incorporation and either a Certificate of Incorporation or a Certificate of Good Standing.

    k. Prior to closing SBC shall furnish CDC with a certified appraisal of the subject real property collateral. Should the appraisal show a value of less than $1,050,000.00., SBC shall provide additional investment, additional collateral, or reduce the size of the project, as appropriate.

    l. SBC shall provide and maintain hazard insurance coverage on land and buildings, machinery and equipment, located at 7630 Excelsior Blvd., St. Louis Park, MN, in an amount equal to its insurable value, with a "Lender's Loss Payable Clause" similar in nature to the New York Standard Mortgagee Clause, in favor of SBA.

    m. SBC agrees to provide and maintain liability and worker's compensation covering the business operations at 7630 Excelsior Blvd., St. Louis Park, MN

    n. SBC will, at all times, keep proper books of account in a manner satisfactory to CDC/SBA. SBC hereby authorized CDC/SBA to make or cause to be made, at SBC's expense and in such manner and at such times as CDC/SBA may require, (a) inspections and auditors of any books, records and papers in the custody of or control of SBC or others, relating to SBC's financial or business conditions, including the making of copies thereof and extracts therefrom, and
        (b) inspections and appraisals of any of SBC's assets. SBC will furnish to CDC and SBA for the twelve month period ending January 31 and semiannually thereafter (no later than two months following the expiration of any such period) and at such times and in such form as CDC/SBA may prescribe, SBC's financial and operating statements. Annual statements to be prepared on a audit basis. SBC hereby authorizes all Federal, State and municipal authorities to furnish reports of examination, records, and other information relating to the conditions and affairs of SBC and any desired information from reports, returns, files and records of such authorities upon request therefore by CDC/SBA.

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    o.  SBC will not, without the prior written consent of CDC and
        SBA, (a) if SBC is a corporation, declare or pay any dividend or make any distribution upon its capital stock, or purchase or retire any of its capital stock, or consolidate, or merge with any other company, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any company directly or indirectly controlling or affiliated with or controlled by SBC, or any other company, or to any officer, director or employee of SBC, or of any such company; provided, however that if the SBC has elected to be taxed under Subchapter S of the Internal Revenue Code, then the SBC shall be permitted, notwithstanding the foregoing, to annually distribute cash dividends to all the then shareholders of the SBC in an amount equal to the combined federal and state income tax liability (if any) of the shareholders arising from their respective allocable share of the earnings and profits of the SBC for such year, with each shareholder's federal and state income tax liability, including any minimum tax liability, to be computed on the basis of the highest marginal tax rate for individuals under the Internal Revenue Code of 1986, as amended, and relevant state law (provided such distributions shall be made in accordance with the law and in proportion to the record date for distributions as determined by the Board of Directors of the SBC and such distributions shall be made on a quarterly basis in such a manner as to allow the shareholders of the SBC to make timely quarterly payments of estimated liability, and in no event shall such distributions be made later than the date prescribed by law for the filing of individual tax returns), or (b) if SBC is a partnership or individual, make any distribution of assets of the business of SBC, other than reasonable compensation for services, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus or otherwise, to any partner or any of its employees, or to any company directly or indirectly controlling or affiliated with or controlled by SBC, or any other company.

    p. SBC will not, without prior consent of CDC and SBA, convey real property collateral or create, assume or otherwise suffer to exist any mortgage, pledge or other encumbrance upon any of the real or tangible personal property collateral of the Undersigned, whether now owned or hereafter acquired, except liens for taxes or other governmental charges not delinquent or being contested in good faith, and the $525,000.00 first mortgage to Richfield Bank & Trust Co. referred to in paragraph 3 above.

    q.  Terms and conditions of the first mortgage to Richfield Bank
        & Trust Co. must be satisfactory to SBA (in accordance with the Lender's commitment letter to SBC/CDC dated May 8, 1995). Copy of Note and mortgage to be supplied to SBA prior to sale of debenture.

    r. SBC agrees to accept management assistance as required by SBA at any time during the course of the loan. Said assistance shall be at no cost to SBC.

    s. SBC will comply with SBA Form 793 and display SBA Form 722 as required.

    t.  SBC agrees, to the extent feasible, to purchase only
        American-made equipment and products with the proceeds of this loan.

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The CDC and SBC acknowledge acceptance of the conditions under which the
Debenture Guaranty will be issued by signing the ACCEPTANCE OF THE CDC AND SBC on one of the enclosed copies of this Authorization and Debenture Agreement and returning it to this office with ten days from date of receipt.

                                    PHILIP LADER
                                   ADMINISTRATOR


By: /s/ Mark Lautenschlager                                Date: May 25, 1995
   ----------------------------------------------------------------------------
    Mark Lautenschlager, Senior Credit Officer

ACCEPTANCE OF THE CDC AND SBC.

In consideration for financial assistance provided by SBA to the CDC, to assist the SBC, we the CDC and SBC hereby acknowledge the terms and conditions of this Authorization and Debenture Agreement and agree to comply with the terms and conditions imposed herein.


TWIN CITIES-METRO CERTIFIED                 PAPER WAREHOUSE, INC.
 Development Company
        (CDC Name)                             (SBC Name)
4105 LEXINGTON AVENUE NORTH, SUITE 170      7630 EXCELSIOR BLVD.
ARDEN HILLS, MN 55126                       ST. LOUIS PARK, MN
        (Address)                              (Address)

By: /s/ R A [illegible]                     /s/ [illegible]
   ------------------------------------    -----------------------------------

Attest: /s/ Peter [illegible]              Attest: /s/ [illegible]
       --------------------------------    -----------------------------------
  ASST (Secretary)


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NOTE: Corporate borrowers must execute this Authorization, in corporate name, by duly authorized officer, and, if required, seal must be affixed and duly attested; partnership borrowers must execute in firm name, together with signatures of all general partners.

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